BIRKENFELD  HOROWITZ  AND  CHU,  LLP
CERTIFIED  PUBLIC  ACCOUNTANTS
137  BROADWAY
AMITYVILLE,  NEW  YORK  11701
Tel  (631)  264-0800  Fax  (631)  264-0810

Alan  C.  Birkenfeld,  CPA
Michael  C.  Horowitz,  CPA
Nellon  D.  Chu,  CPA


Charles  Booth  Professional  Haircare,  Inc.
27  East  65tth  Street,  Suite  17B
New  York,  NY  10021

     We have compiled the accompanying balance sheet of Charles Booth Professional Haircare, Inc. as of December 31, 2000, and the related statements of income, retained earnings and cash flows as of December 31, 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

     We are not independent with respect to Charles Booth Professional Haircare, Inc.

/s/_______________
Birkenfeld  Horowitz  and  Chu,  LLP

July  31,  2001



                        CHARLES BOOTH PROFESSIONAL HAIRCARE, INC.

                  STATEMENT OF INCOME AND RETAINED EARNINGS (UNAUDITED)
                          FOR THE YEAR ENDED DECEMBER 31, 2000


Income from sales                                                              $72,619
Cost of goods sold

  Inventory - January 1, 2000 (Note 2)                       $49,350
  Purchases                                                   17,024
  Freight, duties and other charges                            9,000
  Depreciation                                                 2,177

    Cost of goods available for sale                          77,551
      Less: inventory
      December 31, 2000 (Note 2)                              32,309
    Cost of goods sold                                                           45,242

    Gross profit on sales                                                        27,377

Selling expenses                                              48,038
General and administrative expenses                           37,053

    Total expenses                                                               85,091

    Income (loss) from operations                                               (57,714)

Other income (expenses)
    Foreign currency loss                                                          (181)

    Income before income taxes                                                  (57,895)

    Less: provision for income taxes                                                409

    Net income (loss) for the year ended December 31, 2000                      (58,304)

Retained earnings (deficit), January 1, 2000                                   (163,956)

Retained earnings (deficit), December 31, 2000                                 (222,260)


See accountant's report and notes to financial statements.




                     CHARLES BOOTH PROFESSIONAL HAIRCARE, INC.

                        STATEMENT OF CASH FLOWS (UNAUDITED)
                        FOR THE YEAR ENDED DECEMBER 31, 2000
                  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS



Cash flows from operating activities
  Net loss                                                             $(58,304)
  Adjustments to reconcile net income to net cash
   used in operating activities
     Depreciation and amortization                           $ 4,103
  Change in assets and liabilities:
     Decrease in accounts receivable                             166
     Decrease in inventory                                    17,041
     Decrease in prepaid expenses                              1,333
     Decrease in other assets                                  7,706
     Increase in accounts payable and accrued expenses        32,651
     Increase in income taxes payable                             81

        Total adjustments                                                63,081
  Net cash provided by operating activities                               4,777

Cash flows from investing activities                                          0

Cash flows from financing activities
  Loan from stockholder                                          839
  Decrease in loan payable - bank                             (5,896)
  Net cash used in financing activities                                  (5,057)

  Net decrease in cash and cash equivalents                                (280)

  Cash and cash equivalents - January 1, 2000                             2,090

  Cash and cash equivalents - December 31, 2000                           1,810

Supplemental disclosures:
  Interest paid                                                           2,326
  Income taxes paid                                                         400
  Noncash financing transactions:
     Conversion of debt for equity (Note 6)                             174,443

See accountant's report and notes to financial statements.



                    CHARLES BOOTH PROFESSIONAL HAIRCARE, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTIUED)
                                DECEMBER 31, 2000


Note  3  -  Fixed  assets

     Fixed assets are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight line method ranging from 5 to 7 years.

     Depreciation  expense  for  the  period  ended December 31, 2000 was $4,037

Note  4  -  Other  assets

     other  assets  at  December  31,  2000  consists  of  the  following:

     Prepaid  promotional  costs                                   $   30,824
     Organization  costs
152

     Total
30,976

Note  5  -  Loan  payable  -  bank

     The Company has a revolving line of credit with Chase Manhatten Bank of $25,000. Borrowings on this account bears interest at a rate equal to the current prime rate plus 1 percent. At December 31, 2000 there was $17,408 due under this line of credit.

Note  6  -  Related  party  transactions

     The stockholders have advanced funds totaling $174,443 to the Company for working capital purposes. At December 31, 2000 the total amounts advanced was reclassified as additional paid-in capital.